UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

DARK DYNAMITE INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

E Pang Gong Site, 44 Hong Guang Road, Xi An, P.R.China 710068
(Address of principal executive offices)

(8629) 8436-8561
(Issuer's telephone number)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by Dark Dynamite Inc., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On February 2, 2007, Registrant's Board of Directors approved to dismiss Traci J. Anderson, CPA as its independent auditor, and engage Lake & Associates CPA’s LLC as independent auditor to audit Registrant's financial statements for the year ended December 31, 2006 and to review Registrant's three quarterly reports in 2007. The decision to make the change was approved by Registrant's Board of Directors. The Registrant does not have an audit committee.

During Registrant's two most recent fiscal years ended December 31, 2004 and 2005 and the subsequent interim period through February 2, 2007, the Registrant did not consult Lake & Associates CPA’s LLC with respect to any of the matters described in Item 304(a)(2) of Regulation S-K.

Traci J. Anderson, CPA's audit reports regarding the Registrant's financial statements for the fiscal year ended December 31, 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit reports for the years ended December 31, 2005 contained a going concern qualification.

In connection with the prior audit for the fiscal year ended December 31, 2005, and the review for the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006, there have been no disagreements with Traci J. Anderson, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Traci J. Anderson, CPA would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. In addition, Traci J. Anderson, CPA had no disagreements with Registrant for the interim period from November 30, 2005, the date of engagement, up to February 2, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dark Dynamite, Inc.

DATED: February 2, 2007	By:	/s/ Lei, Ming
Lei, Ming, President

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EXHIBIT INDEX

Exhibit No.      Description of Exhibit

16                     Letter from Traci J. Anderson, CPA

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